Exhibit 99.1

Myriad Pharmaceuticals to Acquire Javelin Pharmaceuticals
— Creates pipeline with potential near-term product launch of Dyloject™ and portfolio of early-, mid- and late-stage drug candidates in cancer, HIV and pain —
—Joint Conference Call Scheduled for 9:00 AM ET Friday, December 18, 2009 —
SALT LAKE CITY, UT, and CAMBRIDGE, MA — December 18, 2009 — Myriad Pharmaceuticals (NASDAQ: MYRX) today announced the company has entered into a definitive agreement to acquire Javelin Pharmaceuticals (NYSE Amex: JAV). The acquisition augments Myriad’s portfolio of product candidates with Dyloject™ (diclofenac sodium for injection), a New Drug Application (NDA)-submitted candidate with the potential, based on its safety and efficacy profile, to become a valuable addition to hospital formularies as an injectable NSAID for the multimodal management of moderate-to-severe postoperative pain.
Under the Agreement and Plan of Merger, Myriad Pharmaceuticals will acquire all of the outstanding shares of Javelin common stock in exchange for Myriad Pharmaceuticals stock, resulting in the Javelin stockholders owning approximately 41% of the combined company immediately after the closing. The ownership interest of Javelin shareholders may increase up to a maximum of approximately 45% depending upon the timing of FDA approval of Javelin’s lead drug candidate Dyloject. The transaction is expected to close in the first quarter of 2010. Concurrent with the closing of the transaction, Myriad Pharmaceuticals’ board of directors may be expanded to eight members, including up to two members to be nominated by Javelin.
“We believe that this transaction represents a highly effective vehicle to unlock the long-term potential of Myriad Pharmaceuticals and near-term value of Javelin Pharmaceuticals,” commented Adrian Hobden, Ph.D., President and Chief Executive Officer of Myriad Pharmaceuticals. “Myriad is well positioned to successfully launch Dyloject upon FDA approval by leveraging our financial resources and the expertise of our core commercial team. In turn, we believe that potential Dyloject revenue will support the development of our existing clinical stage drug candidates MPC-4326, Azixa, and MPC-3100.”
Martin Driscoll, Chief Executive Officer of Javelin Pharmaceuticals, added, “This agreement creates a fully integrated biotechnology company with a submitted NDA for approval of a specialty care product, Dyloject, backed by significant financial resources, a broad pipeline for growth, and a seasoned management team for future commercialization efforts.”
An NDA for Dyloject was submitted by Javelin on December 2, 2009. Dyloject is an injectable formulation of diclofenac. The development package includes data from two positive Phase 3 studies in postoperative abdominal and orthopedic pain together with safety data accrued from greater than 1,300 patients.
Diclofenac, a member of the class of drugs known as non-steroidal, anti-inflammatory drugs, or NSAIDs, is widely prescribed as an oral treatment for postoperative pain due to its combination of efficacy and tolerability. There remains an underserved medical need in the hospital setting for injectable NSAIDs that are safe, effective and fast-acting in patients unable to take oral medications. Effective use of injectable NSAIDs offers the potential to reduce opioid use and thereby accelerate patient recovery and shorten hospitalization. There is a growing demand for alternatives to opioids in the management of postoperative pain.
“Dyloject has demonstrated a very exciting profile in controlled studies showing statistically significant results in two registration trials, which have been submitted to the FDA for approval consideration earlier this month” said Ed Swabb, Chief Medical Officer of Myriad Pharmaceuticals. “If approved, Dyloject will be an important tool in the therapeutic armamentarium for multimodal management of postoperative pain”.
Dyloject is approved and marketed in the United Kingdom by Therabel Pharma N.V. Myriad Pharmaceuticals will assume all rights to future milestone payments and royalties due from Therabel Pharma N.V.
About the Combined Pipeline
Myriad expects that, after commercial launch, Dyloject’s revenues will help support development of Myriad’s pipeline of promising clinical candidates, including:
•	MPC-4326, a first-in-class small molecule inhibitor of HIV-1 maturation in Phase 2 studies for the oral treatment of HIV infection;

•	Azixa™, a Phase 2 drug candidate being developed for the treatment of advanced primary and metastatic tumors; and

•	MPC-3100, a fully synthetic, orally bioavailable inhibitor of Hsp90 in Phase 1 testing for the treatment of cancer.
Transaction Terms
Under the terms of the definitive merger agreement, Javelin shareholders will receive 0.282 shares of Myriad stock for each share of Javelin stock outstanding, representing a 16.8% premium over the average closing price of Javelin stock over the last 10 trading days. At the time of closing, Myriad will issue shares of common stock to Javelin shareholders representing approximately 41% of the fully diluted ownership of the combined company. Additional shares of common stock, representing approximately 4.1% of the fully diluted ownership of the combined company, will be placed in escrow and may be delivered, in whole or in part, to the pre-merger shareholders of Javelin, depending on the timing of FDA approval of Dyloject prior to June 30, 2011 as follows:

•	If approval of Dyloject is received on or before June 30, 2010, the exchange ratio will be increased to 0.3311, representing a 37.1% premium over the average closing price of Javelin stock over the last 10 trading days.

•	If approval of Dyloject is received after June 30, 2010, but before January 31, 2011, the exchange ratio will be increased to 0.3066, representing a 27% premium over the average closing price of Javelin stock over the last 10 trading days

•	If approval of Dyloject is received after February 1, 2011, but before June 30, 2011, the exchange ratio will be increased to 0.2943, representing a 21.9% premium over the average closing price of Javelin stock over the last 10 trading days.

•	If approval of the Dyloject is received after July1, 2011, the exchange ratio will remain 0.282, representing a 16.8% premium over the average closing price of Javelin stock over the last 10 trading days.
The boards of directors of both companies have unanimously approved the proposed transaction, which is subject to customary closing conditions, including receipt of required shareholder approvals of both companies.
Concurrent with the signing of the definitive agreement, the companies have entered into a loan and security agreement whereby Myriad will provide up to $6 million of interim financing to fund Javelin’s operating activities prior to closing, which is expected to occur during the first quarter of 2010.
Deutsche Bank Securities Inc. acted as financial advisor to Myriad Pharmaceuticals, Inc. in connection with the transaction. UBS Investment Bank acted as financial advisor to Javelin Pharmaceuticals, Inc.
Conference Call Information
A joint conference call, including Adrian Hobden, CEO and President of Myriad Pharmaceuticals, and Martin Driscoll, CEO of Javelin Pharmaceuticals, will be held at 9:00 a.m., ET, on Friday, December 18, 2009, to discuss the proposed acquisition. The conference call may be accessed by visiting www.myriadpharma.com or javelinpharmaceuticals.com. The webcast and telephonic replay will be available following the filing of the conference call transcript with the SEC.
Callers may also access the call with the following dial-in information:
Toll-free phone number:         877-780-3381
International phone number: 719-325-2339
Callers may access the replay through January 1, 2010, with the following dial-in information:

Toll-free phone number:	888-203-1112
International phone number:	719-457-0820
Replay Passcode:	2658465
About Myriad Pharmaceuticals
Myriad Pharmaceuticals, Inc. is a biotechnology company focused on discovering, developing, and commercializing novel small molecule drugs that address severe medical conditions, including cancer and HIV infection. Our pipeline includes clinical and pre-clinical product candidates with distinct mechanisms of action and novel chemical structures that have the potential to be first-in-class and/or best-in-class therapeutics. For more information visit www.myriadpharma.com.
About Dyloject:
Dyloject is an injectable formulation of diclofenac with a submitted NDA awaiting filing by the FDA in the United States. Dyloject is already marketed in the United Kingdom. Diclofenac is a prescription NSAID that is widely prescribed to treat postoperative pain. Dyloject has the potential to provide an attractive alternative to other NSAIDs for the management of acute moderate-to-severe pain as a single agent, and to decrease the need for morphine or other opioids in this setting. There exists an underserved medical need for safe and effective injectable NSAIDs.
NSAIDs are widely used postoperatively with opioids, e.g., morphine, to reduce opioid requirements by 30-60% and thereby decrease opioid-related side effects. Combining different types of pain medicines (called “multimodal analgesia”) is the most commonly advocated approach to acute postoperative pain management worldwide. Numerous studies of multimodal analgesia have shown that when patients are given an NSAID along with an opioid, dose requirements and adverse effects of the latter are reduced. Opioid side effects that are reduced by this dose-sparing approach include nausea, vomiting and inadequate breathing.
About Javelin Pharmaceuticals
With corporate headquarters in Cambridge, MA, Javelin applies innovative proprietary technologies to develop new drugs and improved formulations of existing drugs to target unmet and underserved medical needs in the pain management market. The company has one marketed drug in the U.K., an NDA-submitted drug candidate, Dyloject, and two drug candidates in U.S. advanced clinical development. For additional information about Javelin, please visit the company’s website at http://www.javelinpharmaceuticals.com.
About MPC-4326:
MPC-4326 is being developed by Myriad Pharmaceuticals, Inc. for the oral treatment of HIV-1 infection. MPC-4326 is the first of a class of antiretroviral (ARV) drug candidates that inhibit HIV-1 replication by interfering with the maturation of the HIV-1 virus. Specifically, MPC-4326 interferes with the last step in the processing of the HIV-1 Gag protein. This inhibition leads to formation of noninfectious, immature virus particles, thus preventing subsequent rounds of HIV infection. As expected for a novel mechanism of action, MPC-4326 retains inhibitory activity against HIV-1 isolates resistant to the four classes of currently approved drugs commonly used by HIV infected patients: NRTIs, NNRTIs, protease inhibitors and fusion inhibitors. No cross-resistance has been observed.
Over 675 subjects, including over 180 HIV-infected individuals, have been studied in clinical trials of MPC-4326. Results from these trials have shown MPC-4326 to be well-tolerated and have demonstrated significant and clinically relevant reductions in viral load in a subset of HIV-infected patients representing approximately 60-70% of HIV-infected patients. This “responder” population can be identified by a simple, rapid and inexpensive assay of the HIV virus. In a Phase 2 clinical trial completed in 2008, MPC-4326 met its primary objective by demonstrating viral reduction in HIV-positive patients. In addition, the safety profile of MPC-4326 was comparable to earlier studies where that profile had been similar to placebo.
About Azixa (MPC-6827):
Azixa, MPI’s most advanced cancer drug candidate, is being developed for the treatment of advanced cancers with brain involvement. Azixa is a novel small molecule that acts as a microtubule destabilizing agent, causing an arrest of cell division with subsequent programmed cell death, or apoptosis, in cancer cells. Several currently marketed clinically effective drugs share the identical mechanism of action. Importantly, however, Azixa has two unique, distinguishing characteristics. In non-clinical studies, Azixa has demonstrated the ability to effectively cross the blood-brain barrier and accumulate in the brain at levels as much as 3000% that in plasma. In addition, Azixa does not appear to be subject to multiple drug resistance (MDR) mechanisms.
Myriad Pharmaceuticals believes that Azixa represents a unique therapeutic opportunity with the potential to treat patients with any primary or secondary (metastatic) brain cancer or any cancer that has developed resistance to conventional chemotherapeutics. Azixa is currently in clinical studies in patients with glioblastoma multiforme and metastatic melanoma.
About MPC-3100:
MPC-3100 is currently in Phase 1 clinical studies. MPC-3100 is a novel, fully synthetic, orally bioavailable, small-molecule inhibitor of Heat shock protein 90 (Hsp90). Hsp90 is a proven target for cancer treatment. Early natural product inhibitors of Hsp90 demonstrated activity in several human cancer clinical studies, including studies of Her2+ breast cancer, multiple myeloma and gastric cancers. However, these compounds have also demonstrated significant toxicity. Unlike these molecules, MPC-3100 is a fully synthetic, small molecule that is orally bioavailable and has very encouraging non-clinical safety and efficacy data. MPC-3100 has the potential to treat a wide range of cancers.
Myriad Pharmaceuticals has an issued composition of matter patent on MPC-3100 and has developed a tablet formulation. These tablets are being used in the ongoing Phase 1 study. The trial has achieved drug levels in patients which are similar to efficacious levels obtained in non-clinical studies.
Heat shock protein 90 (Hsp90) is a chaperone protein that plays an important role in regulating the activity and function of numerous signaling proteins, or client proteins, that trigger and maintain proliferation of cancer cells. Important client proteins in cancer cells include steroid hormone receptors, protein kinases, mutant p53, and telomerase. Hsp90 binds and stabilizes these oncogenes while inhibition of Hsp90 leads to their degradation.
Myriad Pharmaceuticals Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to: the timing and expected benefits of the proposed merger; Javelin’s product candidate Dyloject, and its potential for FDA approval and the ability to generate future revenues for the combined company; the expected number of shares of Myriad Pharmaceuticals common stock to be issued in the merger, which could increase based on a number of factors, including the timing of FDA approval of Dyloject, if at all, and the exercise of options to purchase Javelin common stock prior to the consummation of the merger; and information related to Myriad Pharmaceuticals’ product candidates. These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by forward-looking statements. These risks and uncertainties include, but are not limited to: general business and economic conditions; the failure of the Myriad Pharmaceuticals or Javelin stockholders to approve the merger or the failure of either party to meet any of the other conditions to the closing of the merger; the failure to realize the anticipated benefits from the merger or delay in realization thereof; the difficulty of developing pharmaceutical products, and obtaining regulatory and other approvals; and the uncertainty regarding achieving market acceptance of any products for which regulatory approval is obtained; and other factors discussed under the heading “Risk Factors” in Myriad Pharmaceuticals’ Annual Report on Form 10-K for the year ended June 30, 2009, which has been filed with the SEC, as well as any updates to those risk factors filed from time to time in Myriad Pharmaceuticals’ Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. All information in this press release is as of the date of the release, and Myriad Pharmaceuticals undertakes no duty to update this information unless required by law.
Important Additional Information Will be Filed With the SEC
This press release may be deemed to be solicitation material regarding the proposed merger of Myriad Pharmaceuticals and Javelin. In connection with the proposed merger, Myriad Pharmaceuticals intends to file with the SEC a registration statement on Form S-4, which will include a joint proxy statement/prospectus of Myriad Pharmaceuticals and Javelin and other relevant materials in connection with the proposed merger, and each of Myriad Pharmaceuticals and Javelin intend to file with the SEC other documents regarding the proposed merger. The final joint proxy statement/prospectus will be mailed to the stockholders of Myriad Pharmaceuticals and Javelin. INVESTORS AND SECURITY HOLDERS OF MYRIAD PHARMACEUTICALS AND JAVELIN ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND THE OTHER RELEVANT MATERIAL CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MYRIAD PHARMACEUTICALS, JAVELIN AND THE PROPOSED MERGER.
The joint proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Myriad Pharmaceuticals by directing a written request to Myriad Pharmaceuticals, Inc., 320 Wakara Way, Salt Lake City, Utah 84108, Attention: Investor Relations, and by Javelin by directing a written request to Javelin Pharmaceuticals, Inc., 125 CambridgePark Drive, Cambridge, MA 02140, Attention: Investor Relations.
Myriad Pharmaceuticals, Javelin and their respective executive officers and directors and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of Myriad Pharmaceuticals and Javelin in connection with the proposed merger. Information about the executive officers and directors of Myriad Pharmaceuticals and their ownership of Myriad Pharmaceuticals common stock is set forth in Myriad Pharmaceuticals’ annual report on Form 10-K for the year ended June 30, 2009, filed with the SEC on September 28, 2009. Information regarding Javelin’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 12, 2009, and the proxy statement for Javelin’s 2009 annual meeting of stockholders, filed with the SEC on April 30, 2009. Certain directors and executive officers of Javelin may have direct or indirect interests in the merger due to securities holdings, pre-existing or future indemnification arrangements and rights to severance payments if their employment is terminated prior to or following the merger. If and to the extent that any of the Myriad Pharmaceuticals or Javelin participants will receive any additional benefits in connection with the merger, the details of those benefits will be described in the joint proxy statement/prospectus relating to the merger. Investors and security holders may obtain additional information regarding the direct and indirect interests of Myriad Pharmaceuticals, Javelin and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.
MYRX-G JAV-G
SOURCE: Myriad Pharmaceuticals and Javelin Pharmaceuticals, Inc.
Myriad Pharmaceuticals, Inc.
Patrick M. Burke, Ph.D.
VP Corporate and Business Development

801-214-7805
pmburke@myriadpharma.com
Javelin Pharmaceuticals, Inc.
Investor Relations & Media
Rick Pierce
VP Investor Relations
617-349-4500
rpierce@javelinpharma.com